Exhibit 10.1
Hard Rock Hotel & Casino
Las Vegas, Nevada
October 24, 2008
Mr. Randy Kwasniewski
Hard Rock Hotel, Morgans Hotel Group — Las Vegas
4455 Paradise Road
Las Vegas, NV 89169
Dear Randy,
Confirming our conversation this morning. Effective August 1, 2008, your base salary will move to $725,000.00 annually. Your target bonus for each annual period (2008) and all future years will be 100% of your base salary.
We have evaluated your performance through 10 months of 2008 and confirm that your 2008 bonus will be paid at no less than your newly established target.
We continue necessary details to complete an amendment to your employment agreement. Per our conversation, this amendment when completed will be at no less than the terms contained in the current draft of that amendment.
Many thanks Randy, for your strong leadership and support of achieving the goals set by our joint venture.
Sincerely,
/s/ Fred Kleisner
Fred Kleisner
Morgans Hotel Group
/s/ Ryan Sprott
Ryan Sprott
DLJ Merchant Banking Partners
4455 Paradise Road, Las Vegas, NV 89169    702-693-5000    FAX (702) 693-5010    (800) 693-ROCK